Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Hugh C. Lane, Jr., President of Bank of South Carolina Corporation (the “Company”), certify, that to the best of my knowledge, based upon a review of the quarterly report on Form 10QSB for the period ended September 30, 2003 of the Company (the “Report”):

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 24, 2003

	BY:	/s/ Hugh C. Lane, Jr. Hugh C. Lane, Jr. President

Exhibit 32.2

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, William L. Hiott, Jr., Executive Vice President and Treasurer of Bank of South Carolina Corporation (the “Company”), certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10QSB for the period ended September 30, 2003 of the Company (the “Report”):

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 24, 2003

	BY:	/s/ William L. Hiott, Jr. William L. Hiott, Jr. Executive Vice President & Treasurer

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